Exhibit 99.1

NeuroOne® Regains Compliance with Nasdaq Listing Requirements

EDEN PRAIRIE, Minn., February 4, 2025 — NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced that it has regained compliance with the Nasdaq Capital Market’s continued listing standard for the minimum share price requirements under Nasdaq Listing Rule 5550(a)(2).

The Company received a letter on February 3, 2025 from the Listings Qualifications Hearing Department of Nasdaq that the Company’s bid price deficiency had been cured and that the Company was in compliance with all applicable listing standards.

Based on the foregoing, the previously scheduled Nasdaq hearing has been cancelled and the matter is now closed.

“We are pleased to announce that we have regained compliance with Nasdaq’s share price listing standards and are grateful to our shareholders for their patience during this time,” said Dave Rosa, Chief Executive Officer of NeuroOne. “We remain focused on driving sustainable shareholder value over the long term as we successfully penetrate the market with our disruptive OneRF Ablation System, the first and only FDA-cleared device for RF ablation in the brain. Following our recent announcement that preliminary unaudited first quarter fiscal 2025 total revenue increased to a record $6.2 million—which includes $3.2 million of product revenue and a one-time $3.0 million payment of license revenue—we look forward to further updating shareholders of our progress on our upcoming earnings call, which will be held February 12, 2025, at 8:30 am eastern time.”

About NeuroOne

NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) is developing and commercializing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

IR Contact

MZ Group – MZ North America

NMTC@mzgroup.us